EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 20, 1996, included in the Consolidated Graphics, Inc. Annual Report on Form 10-K for the year ended March 31, 1996, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
October 8, 1996